                                VOTING AGREEMENT

      This VOTING AGREEMENT (this "AGREEMENT"), dated as of the Effective Date, by and among Tornante-MDP Joe Holding LLC, a Delaware limited liability company
("PARENT"), and the stockholder ("STOCKHOLDER") of The Topps Company, Inc., a
Delaware corporation (the "COMPANY"), identified on the signature page hereto.
All references to the "Effective Date" shall mean the Effective Date as defined in the Merger Agreement, and similarly, all references to the "date hereof"
shall mean the Effective Date.

                                R E C I T A L S:

      WHEREAS, the Company, Parent and Tornante-MDP Joe Acquisition Corp., a
Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Merger (as amended from time to time, the
"MERGER AGREEMENT"), dated as of the Effective Date (as defined in the Merger
Agreement), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "MERGER");

      WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of common stock (the "COMPANY SHARES") of the Company set forth beside
Stockholder's name on Schedule A hereto; and

      WHEREAS, concurrently with the effectiveness of the Merger Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and incur the obligations set forth therein,
Parent has required that Stockholder enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Capitalized terms used but not defined in this Agreement are used in this
Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

      "AFFILIATE" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to Stockholder, "AFFILIATE" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the

avoidance of doubt, no officer or director of the Company shall be deemed an
Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

      "ALTERNATIVE TRANSACTION" means (i) any transaction of the type described in the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (ii) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede, interfere, postpone, discourage, adversely affect or frustrate the consummation of the transaction contemplated by the Merger
Agreement.

      "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within
60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person shall include securities Beneficially Owned by (i) all controlled Affiliates of such
Person, and (ii) all other Persons with whom such Person would constitute a
"group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

      "BENEFICIAL OWNER" with respect to any securities means a Person that has
Beneficial Ownership of such securities.

      "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity.

      "SUBJECT SHARES" means, with respect to Stockholder, without duplication,
(i) the Company Shares owned by Stockholder on the date hereof as described on
Schedule A, and (ii) any additional Company Shares acquired by Stockholder or over which the Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements or otherwise.

      "TRANSFER" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the
Beneficial Ownership thereof, the offer to make such sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "TRANSFER" shall have a correlative meaning.

                                   ARTICLE II

                            COVENANTS OF SHAREHOLDER

      Section 2.1      Irrevocable Proxy. Concurrently with the execution of
this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the extent provided in Section 212

                                        2

of the Delaware General Corporation Law (the "DGCL"), with respect to the
Subject Shares referred to therein.

      Section 2.2      Agreement to Vote.

      (a)   At any meeting of the stockholders of the Company held prior to the
            Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration
            Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of adoption and approval of the Merger
            Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (ii) against any Alternative
            Transaction and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended.

      (b)   Stockholder shall not enter into any agreement with any Person
            (other than Parent) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof.

      Section 2.3      Revocation of Proxies; Cooperation. Stockholder agrees as
follows:

      (a)   Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Parent), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

      (b)   Stockholder will (i) use all reasonable efforts to cooperate with the Company, Parent and Merger Sub in connection with the
            transactions contemplated by the Merger Agreement, (ii) promptly take such actions as are necessary to consummate such transactions, and (iii) provide any information reasonably requested by the
            Company, Parent or Merger Sub for any regulatory application or filing sought for such transactions.

                                        3

      Section 2.4      No Solicitation. Stockholder agrees that:

      (a)   Stockholder shall not, and shall cause its Affiliates and its and their Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Transaction,
            (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to
            Stockholder, the Company, the Company's Subsidiaries, Parent or
            Merger Sub or this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby to, or afford access to any of the properties, books or records of Stockholder, the Company or the Company's Subsidiaries to, any Person with respect to any
            Alternative Transaction, (iii) approve, endorse, recommend or vote for (or consent to) any Alternative Transaction or (iv) enter into any agreement or agreement in principle with any Person with respect to an Alternative Transaction.

      (b)   Notwithstanding anything to the contrary contained in this
            Agreement, (i) the provisions of this Agreement apply solely to
            Stockholder when acting in his or its capacity as a stockholder of the Company and not when acting or purporting to act as a
            representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under the Merger Agreement, including, without limitation, Section 6.2 thereof); and (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties to the Company and/or its stockholders by voting or taking any other action whatsoever in Stockholder's capacity as a director or officer of the Company.

      Section 2.5      No Transfer of Subject Shares; Publicity.  Stockholder
agrees that:

      (a)   Stockholder (i) shall not subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Lien, (ii) shall not Transfer or agree or offer to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject
            Shares and (iii) shall take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge.

      (b)   Unless required by applicable law, neither Stockholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the
            Company, Parent or Merger Sub, including this Agreement and the
            Merger

                                        4

            Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent in each instance.

      2.6   No Appraisal. Stockholder agrees not to make a demand for appraisal in respect of the Subject Shares pursuant to Section 262 of the DGCL, and hereby irrevocably and unconditionally waives any rights of appraisal or any dissenters' rights pursuant to Section 262 of the DGCL and any similar rights, in each case to the extent relating to the Merger or any related transaction, that Stockholder may have by virtue of the Subject Shares.

                                   ARTICLE III

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                                 OF SHAREHOLDER

      Stockholder represents, warrants and covenants to Parent and Merger Sub that:

      Section 3.1      Ownership. Stockholder is the sole Beneficial Owner and
the record and legal owner of the Subject Shares identified on Schedule A and such shares constitute all of the capital stock of the Company Beneficially
Owned by Stockholder. Stockholder has good and valid title to all of such shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such
Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such
Subject Shares.

      Section 3.2      Authority and Non-Contravention.

      (a)   The Stockholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity.

      (b)   Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and no other proceedings or actions on the part of Stockholder are necessary to

                                        5

            authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      (c)   Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this
            Agreement or obtain any permit or approval from any Governmental
            Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

      (d)   Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of, require any consent under or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of Stockholder's assets (including the Subject Shares) are bound, or violate any permit of any Governmental Entity, or any Law or order to which such
            Stockholder, or any of its assets (including the Subject Shares), may be subject, or (ii) result in the imposition or creation of any
            Lien upon or with respect to any of the assets owned or used by
            Stockholder (including the Subject Shares).

      Section 3.3      Total Shares. Except as set forth on Schedule A,
Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any
Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

      Section 3.4.     Reliance. Stockholder understands and acknowledges that
Parent is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

      Parent represents, warrants and covenants to Stockholder that, assuming due authorization, execution and delivery of this Agreement by Stockholder, this
Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor

                                        6

may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by Parent.

                                    ARTICLE V

                               GENERAL PROVISIONS

      Section 5.1      No Ownership Interest. Nothing contained in this
Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the
Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to Stockholder, and neither Parent nor any of its Affiliates shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct
Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

      Section 5.2      Notices. All notices, consents, waivers and other
communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

      (a)   If to Parent, to:

      Tornante-MDP Joe Holding LLC
      c/o The Tornante Company
      233 South Beverly Drive, 2nd Floor
      Beverly Hills, CA  90212

      and

      Tornante-MDP Joe Holding LLC
      c/o Madison Dearborn Partners, L.L.C.
      Three First National Plaza
      Suite 3800
      70 West Madison Street
      Chicago, IL  60602

      With a copy (which will not constitute notice) to:

      Munger, Tolles & Olson LLP
      355 South Grand Ave. #3400
      Los Angeles, CA  90071

                                        7

      Attention:  Robert B. Knauss
      Facsimile No.: 213-683-5137

      and

      Paul, Hastings, Janofsky & Walker LLP
      191 N. Wacker Drive, Twenty Ninth Floor
      Chicago, IL 60606
      Attention:  William S. Kirsch
      Facsimile No.: 312-499-7026

      (b)   If to a Stockholder, to Stockholder's address set forth on Schedule
            A.

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

      Section 5.3      Further Actions. Upon the request of any party to this
Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.

      Section 5.4      Entire Agreement and Modification. This Agreement, the
Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties shall not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

      Section 5.5      Drafting and Representation. The parties agree that the
terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

                                        8

      Section 5.6      Severability. Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 5.7      No Third-Party Rights. Stockholder may not assign any of
its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent and Merger Sub may not assign any of their rights or delegate any of their obligations under this Agreement with respect to Stockholder without the prior written consent of Stockholder. This
Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Stockholder and the successors and permitted assigns of Parent.
Nothing expressed or referred to in this Agreement will be construed to give any
Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this
Agreement except such rights as may inure to a successor or permitted assignee under this Section.

      Section 5.8      Enforcement of Agreement. Stockholder acknowledges and
agrees that Parent could be damaged irreparably if any of the provisions of this
Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages. Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      Section 5.9      Waiver. The rights and remedies of the parties to this
agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the
Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this
Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such

                                        9

notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

      Section 5.10     Governing Law. This Agreement and all acts and
transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.

      Section 5.11     Consent to Jurisdiction. Any suit, action or proceeding
seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby shall be brought exclusively in the United States District
Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New
Castle, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by
Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL
BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT,
TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE
TRANSACTIONS CONTEMPLATED HEREBY.

      Section 5.12     Counterparts. This Agreement may be executed in one or
more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

      Section 5.13     Termination. This Agreement shall terminate upon the
earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 8.1 thereof, or
(c) written notice by Parent to Stockholder of the termination of this Agreement
(the date of the earliest of the events described in clauses (a), (b) and (c), the "Expiration Date").

      Section 5.14     Expenses. Except as otherwise provided in this Agreement,
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 8.2(e) of the Merger Agreement.

                                       10

      Section 5.15     Headings; Construction. The headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders and (c) the word "including" shall mean "including without limitation," whether or not expressed.

                            [SIGNATURE PAGE FOLLOWS]

                                       11

      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARENT:

                                     TORNANTE-MDP JOE HOLDING LLC,

                                     By: _______________________________________
                                         Name:
                                         Title:

STOCKHOLDER:

                                         _______________________________________
                                         Name:

                                   SCHEDULE A

                 NAME AND                       COMPANY SHARES
          ADDRESS OF STOCKHOLDER              BENEFICIALLY OWNED

                                    EXHIBIT A

                                IRREVOCABLE PROXY

      From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder ("STOCKHOLDER") of The Topps Company, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints
Tornante-MDP Joe Holding LLC, a Delaware limited liability company ("Parent"), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights expressly provided herein (to the full extent that the undersigned is entitled to do so) with respect to (i) the outstanding shares of common stock of the
Company owned of record by Stockholder as of the date of this Proxy, which shares are specified on the final page of this Proxy, and (ii) any and all other shares of common stock of the Company which Stockholder may own of record after the date hereof. (The shares of the common stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares".) Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the
Shares relating to such voting rights at any time prior to the Expiration Date.

      This Proxy is irrevocable (to the extent permitted by Section 212 of the
Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the
"VOTING AGREEMENT") of even date herewith, by and among Parent and Stockholder, and is granted in consideration of Parent and Tornante-MDP Joe Acquisition
Corp., a Delaware corporation and a wholly owned subsidiary of Parent, entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term "EXPIRATION DATE" shall have the meaning set forth in the Voting
Agreement.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration
Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the
Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at
every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (ii) against any Alternative
Transaction and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage

or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

      This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Shares).

      If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this
Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated:

                                         _______________________________________
                                               (Signature of Stockholder)

                                         _______________________________________
                                               (Print Name of Stockholder)

                                         Number of Shares owned of record as of
                                         the date of this Proxy:

                                         _______________________________________

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